UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Mandalay Resort Group

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Proxy Statement

And

Notice Of 2003 Annual

Meeting of Stockholders

Mandalay Resort Group

3950 Las Vegas Boulevard South

Las Vegas, Nevada 89119

Notice of 2003 Annual Meeting of Stockholders

TIME:	10:30 A.M., Las Vegas time, on Thursday, June 26, 2003

PLACE:	The Islander Ballroom at Mandalay Bay Resort & Casino 3950 Las Vegas Boulevard South Las Vegas, Nevada 89119

ITEMS OF BUSINESS:	• To elect three directors.

• To ratify the appointment of Deloitte & Touche LLP as independent auditors to examine and report on our financial statements for the fiscal year ending January 31, 2004.

• To transact any other business properly brought before the meeting.

WHO MAY VOTE:	You can vote at the meeting or any adjournment(s) of the meeting if you were a stockholder of record at the close of business on April 28, 2003.

ANNUAL REPORT:	A copy of the Annual Report to Stockholders is enclosed.

By Order of the Board of Directors

Michael S. Ensign

Chairman of the Board

Las Vegas, Nevada

May 15, 2003

Mandalay Resort Group

3950 Las Vegas Boulevard South

Las Vegas, Nevada 89119

Proxy Statement

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies on behalf of our Board of Directors for use at our Annual Meeting of Stockholders to be held in the Islander Ballroom at Mandalay Bay Resort & Casino, 3950 Las Vegas Boulevard South, Las Vegas, Nevada, at 10:30 A.M., Las Vegas time, on Thursday, June 26, 2003, and at any and all adjournments of the meeting, for the purpose of considering and acting upon the matters referred to in the accompanying Notice of Annual Meeting of Stockholders and more fully discussed below. The terms “we,” “our,” “us,” and “Mandalay,” as used in this proxy statement, refer to Mandalay Resort Group.

This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about May 19, 2003.

Information Concerning the Annual Meeting

What matters will be voted on at the meeting?

At the meeting stockholders will vote on two matters. They are:

•	The election of nominees to serve on our Board of Directors; and

•	Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending January 31, 2004.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•	FOR each of the three nominees named in this proxy statement; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending January 31, 2004.

Who is entitled to vote?

Our stockholders of record as of the close of business on April 28, 2003, the record date for the meeting, are entitled to vote at the meeting or any adjournment(s) of the meeting.

How do I cast my vote?

There are two different ways you may cast your vote. You can vote by:

•	marking, signing and dating a proxy card and returning it in the envelope provided; or

•	attending the meeting (if you are the registered owner of your shares, or, if your shares are held through a broker, bank or other nominee, you must bring to the meeting a copy of a brokerage statement reflecting your stock ownership as of April 28, 2003).

If I have given a proxy, how do I revoke that proxy?

Your presence at the meeting will not revoke any proxy you may have given. However, you may revoke your proxy (to the extent it has not already been voted at the meeting) if you:

•	give written notice of the revocation to Mandalay’s Corporate Secretary, Yvette E. Landau, at 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, which will not be effective until it is received;

•	submit a properly signed proxy with a later date; or

•	vote in person at the meeting (if your shares are registered directly on Mandalay’s books and not held through a broker, bank, or other nominee).

How will my proxy be voted?

If your proxy in the accompanying form is properly executed, returned to and received by us prior to the meeting and is not revoked, it will be voted in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on one or more of the proposals, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted “FOR” each of the nominees named in the proxy, and “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending January 31, 2004.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm or nominee. Under rules currently in effect, brokerage firms and nominees that are members of the New York Stock Exchange have the authority under the exchange’s rules to vote their customers’ unvoted shares on certain “routine” matters if the customers have not furnished voting instructions within a specified period prior to the meeting. Under these rules, the election of directors and ratification of the appointment of Deloitte & Touche LLP as our independent auditors are considered to be “routine” matters. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy or attend the meeting and vote the shares yourself.

How many votes are needed to elect directors?

The three nominees receiving the highest number of “FOR” votes will be elected as directors. This is referred to as a plurality.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies will be voted for a substitute nominee designated by our Board of Directors.

How many votes are needed to ratify the selection of Deloitte & Touche LLP to examine and report on our financial statements for the fiscal year ending January 31, 2004?

The approval of this proposal requires that the number of shares voted “FOR” the proposal exceed the number of shares voted “AGAINST” the proposal.

Are dissenters’ rights applicable to either of the matters to be voted on at the meeting?

No. Dissenters’ rights do not apply to either matter.

Who will count the vote?

Representatives of Wells Fargo Bank Minnesota, National Association, our transfer agent, will tabulate the votes cast at the meeting.

What does it mean if I get more than one proxy card?

If you have your shares registered in multiple accounts with one or more brokers and/or our transfer agent, you will receive more than one card. Please complete and return each of the proxy cards you receive to ensure that all of your shares are voted.

How many shares can be voted?

As of April 28, 2003, the record date for the meeting, 59,342,260 shares of Mandalay common stock were issued and outstanding. Every holder of Mandalay common stock is entitled to one vote for each share held of record on the record date.

What is a “quorum”?

A “quorum,” for purposes of the meeting, means a majority of the shares of Mandalay common stock outstanding on the record date. This quorum of our shares must be present at the meeting in order for the meeting to be held. For purposes of determining the presence of a quorum, shares will be counted if they are present in person or by proxy. Shares present by proxy will be counted as present for purposes of determining the presence of a quorum even if the proxy does not have authority to vote on all matters.

Abstentions:  Abstentions are not counted in the tally of votes “FOR” or “AGAINST” a proposal. A “WITHHELD” vote is the same as an abstention. Abstentions and withheld votes are counted as shares present at the meeting for purposes of determining the presence of a quorum.

Broker Non-Votes:  Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the beneficial owner of the shares, and (2) the broker lacks the authority to vote the shares at the broker’s discretion. Broker non-votes will not affect the outcome of either of the matters being voted upon at the meeting, but will be counted as shares present and entitled to be voted for purposes of determining the presence of a quorum.

Who can attend the Annual Meeting?

All stockholders of Mandalay who owned shares on April 28, 2003 can attend. Just check the box on your proxy and bring the Admission Ticket included in your proxy statement with you to the meeting.

Please note that the Admission Ticket will be required in order to obtain admission to the meeting. Accordingly, the Admission Ticket should not be returned with your proxy. If your shares are held in a brokerage account, you will also need to bring a copy of your brokerage account statement (which you can obtain from your broker) reflecting your stock ownership as of April 28, 2003.

How will voting on any other business be conducted?

We do not know of any business to be considered at the meeting other than the proposals described in this proxy statement. However, if any other business is presented at the meeting, a proxy in the accompanying form will give authority to Michael S. Ensign and Yvette E. Landau to vote on such matters at their discretion and they intend to do so in accordance with their best judgment on any such matter.

Who will pay the cost of this proxy solicitation and how will the solicitation be conducted?

Mandalay will pay the expenses of soliciting proxies in the form included with this proxy statement, including the cost of preparing, assembling and mailing material in connection with the solicitation. In addition to the use of the mail, Mandalay’s directors, executive officers and employees may solicit proxies personally or by telephone or telegraph. Mandalay has also hired Altman Group, Inc. to assist in the solicitation of votes at an estimated cost of $5,500, plus its out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Item 1 - Election of Directors and Nominee Biographies

What is the makeup of the Board of Directors?

Our Board of Directors has not less than six and not more than 11 members as determined from time to time by the Board of Directors. The directors, which currently number nine, are divided into three classes, with each class serving for a three-year period. The stockholders elect the members of one of the three classes each year. Each individual who is currently serving as a member of the Board of Directors other than Harold J. Phillips was elected to his or her current term by our stockholders. Mr. Phillips, a certified public accountant, was elected by the Board of Directors on December 5, 2002 to fill the vacancy created by the Board’s increase of the number of members from eight to nine.

Is there any member of the class of directors to be elected at the meeting who is not standing for re-election?

No. Each incumbent director whose term expires this year has been nominated for election to serve for an additional three-year term and has agreed to serve if elected.

Who are the Board’s nominees this year?

Michael S. Ensign, Glenn W. Schaeffer and Michael D. McKee are our nominees for election to the Board of Directors. Each nominee, if elected, would hold office until our 2006 annual meeting of stockholders and until his or her successor is elected and qualified.

What is the background of this year’s nominees?

Our nominees for election to the Board are:

MICHAEL S. ENSIGN

Director since 1995

Age 65

•	Chairman of the Board and Chief Executive Officer of Mandalay since January 16, 1998
•	Chief Operating Officer of Mandalay since June 1, 1995
•	Member of the Executive Committee of Mandalay’s Board of Directors
•	Vice Chairman of the Board of Mandalay from June 1, 1995 until January 16, 1998
•	Involved in an executive capacity in the management and operations of the entities we refer to as the “Gold Strike Entities” for a period of more than five years prior to Mandalay’s acquisition of those entities and their hotel and casino properties in June 1995

GLENN W. SCHAEFFER

Director since 1996

Age 49

•	President, Chief Financial Officer and Treasurer of Mandalay since June 1, 1995
•	Member of the Board of Directors of Mandalay since March 4, 1996
•	Member of the Compliance Review Committee of Mandalay’s Board of Directors
•	Involved in an executive capacity in the management and operations of the entities we refer to as the “Gold Strike Entities” from 1993 until Mandalay’s acquisition of those entities and their hotel and casino properties in June 1995
•	President of Mandalay from June 1991 until February 1993
•	Chief Financial Officer and a director of Mandalay from 1984 until February 1993

MICHAEL D. McKEE

Director since 1996

Age 57

•	Vice Chairman and Chief Operating Officer of The Irvine Company, a real estate development and investment company, since June 2001
•	Vice Chairman and Chief Financial Officer of The Irvine Company from July 1999 until June 2001
•	Executive Vice President and Chief Financial Officer of The Irvine Company from December 1997 until July 1999
•	Executive Vice President and Chief Legal Officer of The Irvine Company from April 1994 until December 1997
•	Partner in the law firm of Latham & Watkins from 1987 until April 1994
•	Chairman of the Audit Committee, and a member of the Compensation Committee, of Mandalay’s Board of Directors
•	Member of the Board of Directors:
•	Health Care Property Investors, Inc.
•	Realty Income Corporation

Biographies of Directors Not Standing For Election This Year

Our incumbent directors whose terms expire in 2004 are:

ARTHUR H. BILGER

Director since 1997

Age 50

•	Managing Member of Shelter Capital Partners LLC, a venture capital firm of which he is a founder, since December 2000

•	Private investor from 1997 to 2000
•	President and Chief Operating Officer of New World Communications Group Incorporated, a television broadcasting and production company, for a period of two years until January 1997
•	Principal of Apollo Advisors, L.P. and Lion Advisors, L.P., entities engaged in the investment of capital in acquisitions and corporate restructurings, from 1990 until he assumed his position with New World Communications Group Incorporated
•	Chairman of the Executive Committee, and a member of the Audit Committee, of Mandalay’s Board of Directors
•	Director of Mandalay from 1983 until 1989

WILLIAM E. BANNEN, M.D.

Director since 1998

Age 53

•	Vice President of Nevada Health Care Management, a division of Anthem Blue Cross Blue Shield (“Blue Cross Nevada”), since January 2000
•	Vice President of Blue Cross Nevada from January 1998 until January 2000
•	Medical Director with Blue Cross Nevada since 1991
•	Director - Network Administration and Health Management with Blue Cross Nevada since 1993
•	Current positions with Blue Cross Nevada include responsibility for medical quality, provider relations and medical management in the State of Nevada
•	Chairman of the Compensation Committee, and a member of the Audit Committee, of Mandalay’s Board of Directors

ROSE McKINNEY-JAMES

Director since 1999

Age 51

•	Principal - Energy Works Consulting LLC since March 2002
•	President - Brown & Partners, a public relations firm, from August 2001 until February 2002
•	President - Government Affairs of Faiss Foley Merica, a public relations and government affairs firm, from May 2000 until June 2001
•	President and Chief Executive Officer of the Corporation for Solar Technology and Renewable Resources, a not-for-profit corporation engaged in the development of solar technology, from January 1996 until May 2000
•	Director of the Nevada Department of Business and Industry, which has administrative oversight of 29 state regulatory agencies, boards and commissions, from October 1993 until December 1995
•	Member of the Nevada Public Service Commission from January 1989 until October 1993
•	Chairperson of the Compliance Review Committee and the Diversity Committee of Mandalay’s Board of Directors
•	Member of the Board of Directors:
•	Employers Insurance Company of Nevada
•	New Ventures Capital Development Corp.

Our incumbent directors whose terms expire in 2005 are:

WILLIAM A. RICHARDSON

Director since 1995

Age 56

•	Vice Chairman of the Board of Mandalay since June 18, 1998
•	Member of the Board of Directors of Mandalay since June 1, 1995

•	Member of the Directors’ Nominating Committee of Mandalay’s Board of Directors
•	Executive Vice President of Mandalay from June 1, 1995 until June 18, 1998
•	Involved in an executive capacity in the management and operations of the entities we refer to as the “Gold Strike Entities” for a period of more than five years prior to Mandalay’s acquisition of those entities and their hotel and casino properties in June 1995

DONNA B. MORE

Director since 1998

Age 45

•	President of More Law Group, P.C., a Chicago, Illinois law firm, since January 2001 and a member of such firm since May 2000
•	Partner in the Chicago, Illinois law firm of Freeborn & Peters from July 1994 until May 2000
•	Chief Legal Counsel for the Illinois Gaming Board, where she participated in the development and administration of the regulatory process for riverboat casinos in Illinois, from November 1990 until July 1994
•	Assistant United States Attorney, Criminal Division of the United States Attorney’s Office for the Northern District of Illinois from May 1989 until November 1990
•	Chairperson of the Directors’ Nominating Committee, and a member of the Compliance Review Committee, of Mandalay’s Board of Directors
•	Member of the Board of Directors:
•	WMS Industries, Inc.

HAROLD J. PHILLIPS

Director since 2002

Age 55

•	Audit Partner with Moss Adams LLP, Certified Public Accountants, for a period of more than five years
•	Member of the Audit Committee of Mandalay’s Board of Directors

Executive Officers Other Than Nominees and Directors

Each of our executive officers serves in that capacity at the pleasure of our Board of Directors. Set forth below is information concerning each of the individuals (other than those who are also directors of Mandalay) currently serving as our executive officers.

YVETTE E. LANDAU

Age 46

•	Vice President, General Counsel and Secretary of Mandalay since June 1996
•	Member of the Executive Committee of the Circus and Eldorado Joint Venture, in which Mandalay owns a 50% interest
•	Member of the Management Committee of Detroit Entertainment, L.L.C., in which Mandalay owns a 53.5% interest
•	Associate General Counsel of Mandalay from January 1993, when she joined Mandalay, until June 1996
•	Private practice of law in Phoenix, Arizona as a partner in the law firm of Snell & Wilmer from 1984 until January 1993

LES MARTIN

Age 46

•	Vice President and Chief Accounting Officer of Mandalay since June 1997
•	Corporate Controller of Mandalay since November 1994
•	Manager of Financial Reports of Mandalay from April 1984, when he joined Mandalay, until June 1997
•	Certified Public Accountant with a national public accounting firm prior to joining Mandalay

Compensation of Directors

Any director who is also an employee of Mandalay or one of its subsidiaries is not separately compensated for his or her services as a director.

Each director who is not an employee of Mandalay or one of its subsidiaries receives $35,000 each year for his or her services as a director. Each nonemployee director also receives $1,500 for each meeting of the Board he or she attends and $1,000 ($1,500 in the case of the committee chairperson) for each meeting of a committee of the Board attended. They are also reimbursed for out-of-pocket expenses associated with attending meetings.

On June 20, 2002 each of the individuals then serving as a nonemployee director, William E. Bannen, Arthur H. Bilger, Rose McKinney-James, Michael D. McKee and Donna B. More, was granted an option to purchase 10,000 shares of Mandalay common stock at a per share exercise price of $28.65, the closing price of our common stock on the New York Stock Exchange Composite Tape on the date of the grants. Each option, which has a term of ten years subject to earlier termination upon the occurrence of certain events, becomes exercisable as to 4,000 shares on June 20, 2003, as to an additional 3,000 shares on June 20, 2004 and as to the remaining 3,000 shares on June 20, 2005.

Board Committees and Meeting Attendance

Our Board of Directors has six committees. They are the Executive, Audit, Compensation, Directors’ Nominating, Compliance Review and Diversity Committees. The Board of Directors has adopted a charter for the Audit Committee. Each committee reports its actions to the full Board at the Board’s next regular meeting. A description of the duties of each committee follows the table below.

Committee Membership and Meetings Held in Fiscal 2003

Name	Executive	Audit*	Compensation	Directors’ Nominating	Compliance Review	Diversity

Michael S. Ensign	X

William A. Richardson				X

Glenn W. Schaeffer					X

William E. Bannen		X	X**

Arthur H. Bilger	X**	X

Rose McKinney-James					X**	X**

Michael D. McKee		X**	X

Donna B. More				X**	X

Harold J. Phillips		X

Number of Meetings in Fiscal 2003***	1	7	2	1	4	4

X	Member
*	Each member of the Audit Committee is “independent” as the term “independence” is defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.
**	Chairperson
***	The Board of Directors held seven meetings in fiscal 2003. Each director attended at least 75% of the meetings of the Board and its committees of which he or she was a member held during fiscal 2003.

The Executive Committee:

•	Has the full power of the Board during the period between meetings of the Board, except those powers reserved to the Board or delegated by our Bylaws or by the Board to another standing or special committee of the Board or as may be prohibited by law.

The Audit Committee:

•	Examines the activities of our independent auditors and internal audit department to determine whether these activities are reasonably designed to assure the soundness of accounting and financial procedures;

•	Reviews our accounting policies and the objectivity of our financial reporting;

•	Receives reports from our internal auditors and reviews the scope of our internal audit program; and

•	Considers annually the qualifications of our independent auditors and the scope of their audit and makes recommendations to the Board as to their selection.

The Compensation Committee:

•	Reviews on a periodic basis, as it determines, the compensation of our officers;

•	Recommends to the Board appropriate levels (and the appropriate forms) of compensation for our officers; and

•	Performs such additional functions as the Board may authorize from time to time relating to any stock option, incentive or other benefit plan approved by the Board, including the administration of each of our stock option and stock incentive plans currently in effect.

The Directors’ Nominating Committee:

•	Evaluates and presents to the Board for its consideration candidates to fill positions on the Board; and

•	Will consider individuals recommended by stockholders. Any stockholder who wishes to recommend to the committee for its consideration a prospective nominee for election to the Board may write to Yvette E. Landau, General Counsel, Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, NV 89119.

The Compliance Review Committee:

•	Assists the Board in the implementation and administration of our Gaming Compliance Program;

•	Supervises the performance of due diligence in respect of proposed transactions and associations; and

•	Advises the Board of any gaming law compliance problems or situations which may adversely affect the objectives of gaming control.

The Diversity Committee:

•	Reviews and recommends policies to encourage the inclusion of persons from all backgrounds in employment, purchasing and development.

Item 2 - Ratification of Selection of Independent Auditors

The Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as Mandalay’s independent auditors for the fiscal year ending January 31, 2004. Although not required by law or otherwise, the selection is being submitted to the stockholders for ratification as a matter of corporate policy.

We anticipate that a representative of Deloitte will be present at the meeting and, if present, this representative will be given the opportunity to make a statement if he desires to do so. We also anticipate that this representative will be available to respond to appropriate questions from stockholders.

On May 14, 2002, the Board of Directors selected Deloitte as Mandalay’s independent auditors for the fiscal year ending January 31, 2003. The selection of Deloitte was recommended to the Board of Directors by its Audit Committee, and the selection was ratified by the stockholders at our 2002 annual meeting of stockholders. Deloitte was selected as our auditor in 2002 to replace Arthur Andersen LLP (“Andersen”), an international firm of certified public accountants, which has audited Mandalay’s financial statements since 1980.

The decision to change auditors was not the result of any disagreement with Andersen with respect to any reporting or disclosure requirement applicable to Mandalay. The reports of Andersen on Mandalay’s consolidated financial statements for the fiscal years ended January 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During our fiscal years ended January 31, 2002 and 2001 and the interim period from February 1, 2002 through May 14, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the matter in their report. During such fiscal years and interim period there were no “reportable events,” as that term is defined in paragraph (a)(1)(v) of Item 304 of Securities and Exchange Commission Regulation S-K. During such fiscal years and interim period Andersen did not advise us that the internal controls necessary for Mandalay to develop reliable financial statements did not exist, or of any material matters with respect to our reports or financial statements or of information that had come to its attention that had led it to no longer be able to rely on our management’s representations, or that made it unwilling to be associated with the financial statements prepared by our management, or that led it to advise us of the need to expand significantly the scope of its audit or that led it to question the fairness or reliability of its previously issued audit reports or the underlying financial statements or any financial statements that may be issued covering any fiscal period subsequent to the date of the most recent financial statements covered by an audit report.

During our fiscal years ended January 31, 2002 and 2001 and the interim period prior to our engagement of Deloitte, we did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Mandalay’s consolidated financial statements, or on any matter on which there was a disagreement with Andersen or which constituted a reportable event, as described above.

Audit Fees

Audit fees billed to Mandalay by Deloitte during the fiscal year ended January 31, 2003 for the audit of our annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-Q totaled $880,000. Of this amount, $302,500 was incurred for the reaudit of our financial statements for the fiscal years ended January 31, 2000, 2001 and 2002, which had originally been audited by Andersen. The previously filed financial statements were not restated and the audit report of Deloitte expressed an unqualified opinion.

Financial Information Systems Design and Implementation Fees

Mandalay did not engage Deloitte to provide advice regarding financial information systems design and implementation during the fiscal year ended January 31, 2003.

All Other Fees

Fees billed to Mandalay by Deloitte during the fiscal year ended January 31, 2003 for all non-audit services rendered to us, including tax related services, totaled $226,000. The Audit Committee of the Board of Directors considered whether the provision of these services by Deloitte was compatible with maintaining that firm’s independence.

The Board of Directors recommends a vote “FOR” ratification of the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 31, 2004.

Executive Compensation

Summary Compensation Table

This table indicates, for each of our last three fiscal years, the cash and other compensation paid to our executive officers who are named in the table. In this proxy statement, we sometimes refer to this group of individuals as our “Named Executive Officers.”

		Annual Compensation				Long Term Compensation

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compen- sation(1)		Restricted Stock Awards ($)	Securities Underlying Options(2) (#)	LTIP Payouts ($)	All Other Compensa- tion ($)

Michael S. Ensign Chairman of the Board and Chief Executive Officer	2003 2002 2001	1,000,000 983,333 900,000	1,750,000 800,000 900,000	0 0 0		0 0 0	0 1,400,000 0	0 0 0	875 750 625	(3)

Glenn W. Schaeffer President, Chief Financial Officer and Treasurer	2003 2002 2001	825,000 822,252 733,333	1,325,000 540,000 800,000	0 0 0		0 0 0	0 450,000 0	0 0 0	6,283 25,194 25,519	(4)

William A. Richardson Vice Chairman of the Board	2003 2002 2001	950,000 933,333 850,000	1,650,000 740,000 850,000	135,726 0 0	(5)	0 0 0	0 1,400,000 0	0 0 0	875 750 625	(6)

Yvette E. Landau Vice President, General Counsel and Secretary	2003 2002 2001	333,333 200,000 200,000	412,500 262,500 281,250	0 0 0		0 0 0	0 166,000 0	0 0 0	1,000 1,000 875	(7)

Les Martin Vice President and Chief Accounting Officer	2003 2002 2001	197,000 197,177 174,500	160,168 113,832 137,000	0 0 0		0 0 0	0 59,000 0	0 0 0	2,572 6,656 6,716	(8)

(1)  Certain of the individuals named in this table received personal benefits that are not reflected in their salary and bonus amounts. Except as indicated in Note 5, the value of the personal benefits received by each of these individuals did not, in any of our last three fiscal years, exceed $50,000 or 10% of the individual’s total annual salary and bonus for that fiscal year.

(2)  We have not granted any stock appreciation rights.

(3)  This amount represents a contribution we made to our 401(k) Plan for Mr. Ensign’s benefit.

(4)  Of this amount, $5,408 represents disability insurance premiums we paid for Mr. Schaeffer’s benefit, and $875 represents a contribution we made to our 401(k) Plan for his benefit.

(5)  Of this amount, $133,848 represents the cost to the Company of Mr. Richardson’s personal use of its airplanes.

(6)  This amount represents a contribution we made to our 401(k) Plan for Mr. Richardson’s benefit.

(7)  This amount represents a contribution we made to our 401(k) Plan for Ms. Landau’s benefit.

(8)  Of this amount, $1,572 represents disability insurance premiums we paid for Mr. Martin’s benefit, and $1,000 represents a contribution we made to our 401(k) Plan for his benefit.

Option Grants In Last Fiscal Year

During the fiscal year ended January 31, 2003, no stock options or stock appreciation rights were granted to any of our Named Executive Officers.

Aggregated Option Exercises In The Last Fiscal Year And Fiscal Year-End Option Values (1)

This table shows the number and value of stock options exercised in fiscal 2003, and the value of unexercised options as of the end of fiscal 2003, for each of our Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End(2) ($) Exercisable/Unexercisable

Michael S. Ensign	0	0	1,733,333/666,667	17,895,998/3,660,002

Glenn W. Schaeffer	733,333	15,416,660	400,000/200,000	3,866,000/1,098,000

William A. Richardson	0	0	1,733,333/666,667	17,895,998/3,660,002

Yvette E. Landau	50,000	956,949	136,000/80,000	1,301,340/439,200

Les Martin	0	0	55,667/20,000	525,914/109,800

(1)    No stock appreciation rights were exercised during fiscal 2003 or held as of January 31, 2003.

(2)    Represents, with respect to each share, the closing price for our common stock on the New York Stock Exchange on January 31, 2003, less the exercise price payable for the share.

Employment Agreements

Until May 31, 2002, Michael S. Ensign, Glenn W. Schaeffer and William A. Richardson were employed pursuant to employment agreements, each of which had been in effect since they joined Mandalay on June 1, 1995. Under their agreements, Messrs. Ensign, Schaeffer and Richardson were entitled to receive during the portion of fiscal 2003 the agreements were in effect minimum base salaries per annum of $837,561, $804,057 and $837,561, respectively, plus any discretionary increases that were determined by the Board of Directors. Each agreement provided for the employee’s eligibility to receive an annual bonus with a targeted annual bonus of not less than 100% of the employee’s then-current base salary. Each agreement obligated Mandalay to pay the employee’s current base salary and targeted bonus (plus any other amounts due to, or for the benefit of, the employee) until May 31, 2002. Each agreement also provided that if, during the term of the agreement, the employee’s employment was terminated because of a “Change in Control” or upon the occurrence of certain other events, none of which occurred, the employee would have been entitled to receive his then current base salary and targeted bonus plus any other amounts due to, or for the benefits of, the employee for a period of 12 months. A “Change of Control” generally would have occurred for purposes of the agreements upon the acquisition by any person of more than 50% of Mandalay’s common stock, upon the consolidation or merger of Mandalay if, as a result, the holders of Mandalay’s common stock immediately prior to the transaction had owned, directly or indirectly, less than 50% of the voting power of the voting stock of the surviving entity immediately after the transaction, or if Mandalay had liquidated or dissolved or had adopted a plan of liquidation. Neither Mandalay’s continued employment of Messrs. Ensign, Schaeffer and Richardson nor their respective positions with Mandalay were affected by the termination of their employment agreements on May 31, 2002.

Executive Officers’ Bonus Plan

We have an Executive Officers’ Bonus Plan which was adopted by our Board of Directors on April 26, 2000 and approved by our stockholders on June 15, 2000.

The Bonus Plan is a performance bonus plan which is designed to provide certain senior executives with incentive compensation based upon the achievement of pre-established performance goals. The Bonus Plan is intended to provide an incentive for superior work and to motivate participating officers toward even higher achievement and business results, to tie their goals and interests to those of Mandalay and its stockholders and to enable Mandalay to attract and retain highly qualified executive officers. Executive officers at the level of vice president or above may be eligible to participate in the Bonus Plan. Prior to, or at the time of, establishment of the performance objectives for a performance period, which will generally be the fiscal year, the Committee designated under the Bonus Plan (currently the Compensation Committee (the “Committee”)) designates the specific executive officers who will participate in the Bonus Plan for that performance period. Messrs. Ensign, Schaeffer and Richardson have been designated to participate in the Bonus Plan for the fiscal year ending January 31, 2004.

The Bonus Plan is designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as that section relates to performance-based compensation. Section 162(m) generally limits to $1,000,000 the amount of tax deductible compensation that may be paid by Mandalay in a fiscal year to each of the officers named in the compensation table of its proxy statement for that fiscal year. At the beginning of each performance period and subject to the requirements of Section 162(m), the Committee establishes performance goals, specific performance objectives and objectively determinable computation formula or methods for determining each participant’s bonus under the Bonus Plan for that performance period. The performance goals may include any one or more of the following corporate business criteria: stock price, market share, gross revenue, net revenue, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues, productivity or any variations of the preceding criteria. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, performance goals may include a participant’s attainment of personal objectives with respect to any of the foregoing performance goals or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility.

At or after the end of each performance period, the Committee is required by the terms of the Bonus Plan to certify in writing whether the pre-established performance goals and objectives have been satisfied in such performance period. The actual bonus award for any participant for a performance period will then be determined based upon the pre-established computation formulae or methods. In no event will any bonus award for any fiscal year exceed the lesser of 150% of the participant’s annual base salary as in effect at the beginning of the fiscal year or $2,500,000. The Committee has no discretion to increase the amount of any participant’s bonus under the Bonus Plan as so determined, but may reduce the amount of, or totally eliminate, the bonus if the Committee determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the participant’s performance or unanticipated factors. In no event will the aggregate amount of all bonuses payable in any plan year under the Bonus Plan exceed 10% of Mandalay’s average annual income before taxes during its preceding five fiscal years. The limitations in the Bonus Plan on the Committee’s discretion to award bonuses do not, however, limit the Committee’s ability to award additional bonuses outside the Bonus Plan.

Approved awards under the Bonus Plan are payable in cash as soon as is practicable after the end of each performance period and after the Committee has certified in writing that the relevant performance goals were achieved. Awards that are otherwise payable to a participant who is not employed by Mandalay as of the last day of a performance period will be prorated or eliminated pursuant to specified provisions of the Bonus Plan. A participant will recognize ordinary taxable income upon receipt of payments under the Bonus Plan.

Pension Plan

The following table shows the estimated annual benefits payable to “Tier I” participants under Mandalay’s Supplementary Executive Retirement Plan (the “SERP”) at normal retirement (which is age 65), based on years of service credited under the SERP and the participant’s final compensation, as determined under the SERP. The amounts payable to “Tier I” participants represent the highest level of benefits available under the SERP.

Estimated Annual Benefits Upon Retirement at Age 65 After Completion of the Following Years of Service*

Remuneration**	Years of Service

	Less than 4	4 or 5	6 or 7	8 or 9	10 or 11	12 or 13	14 or more

$200,000	$0	$40,000	$50,000	$60,000	$80,000	$100,000	$120,000

$450,000	$0	$90,000	$112,500	$135,000	$180,000	$225,000	$270,000

$700,000	$0	$140,000	$175,000	$210,000	$280,000	$350,000	$420,000

$950,000	$0	$190,000	$237,500	$285,000	$380,000	$475,000	$570,000

$1,200,000	$0	$240,000	$300,000	$360,000	$480,000	$600,000	$720,000

$1,450,000	$0	$290,000	$362,500	$435,000	$580,000	$725,000	$870,000

$1,700,000	$0	$340,000	$425,000	$510,000	$680,000	$850,000	$1,020,000

$1,950,000	$0	$390,000	$487,500	$585,000	$780,000	$975,000	$1,170,000

$2,200,000	$0	$440,000	$550,000	$660,000	$880,000	$1,100,000	$1,320,000

$2,450,000	$0	$490,000	$612,500	$735,000	$980,000	$1,225,000	$1,470,000

$2,700,000	$0	$540,000	$675,000	$810,000	$1,080,000	$1,350,000	$1,620,000

*The amounts set forth in the table are computed as an annual benefit payable in the form of a straight-life annuity, commencing following the participant’s attainment of age 65, the normal retirement age under the SERP. The benefits listed in the table are not subject to any deduction for Social Security or other offset amounts. The terms of the SERP permit a participant to retire as early as age 55, in which event he or she will be entitled to receive the annual retirement benefit determined as of the actual retirement date, subject to reduction of the benefit (if the date of retirement is before age 60) at the rate of 5% per annum for the period between the retirement date and the participant’s 60th birthday.

**The amount of a participant’s remuneration for purposes of determining benefits under the table is his or her highest annual compensation during any of the last five full calendar years the participant is employed (or such smaller number of full calendar years if the participant has not worked for five years at the time of terminating his or her employment) or the 12-month period ending on the participant’s termination of employment with Mandalay. Annual compensation for this purpose is the participant’s base salary plus his or her bonus. The SERP limits the amount of bonus that may be taken into account for this purpose to 150% of base salary. A participant is credited with a year of service under the SERP for each period of 12 full months of employment with Mandalay, but service credit for periods prior to enrollment in the plan is limited to ten years.

For purposes of determining their respective benefits pursuant to the SERP, each of our Named Executive Officers will have 14 or more credited years of service if he or she continues to be employed by Mandalay until age 65, the normal retirement age under the SERP. The credited years of service under the SERP for our Named Executive Officers as of January 31, 2003 were as follows:

Name	Credited Years of Service

Michael S. Ensign	14

Glenn W. Schaeffer	14

William A. Richardson	14

Yvette E. Landau	10

Les Martin	14

Certain Transactions

Donna B. More, a member of our Board of Directors, is the sole stockholder of More Law Group, P.C., a Chicago, Illinois law firm. During the fiscal year ended January 31, 2003, this law firm provided legal services to the Elgin, Illinois joint venture entity in which Mandalay is a 50% participant. Of the fees paid for these services, $33,359 was borne by Mandalay. More Law Group, P.C. has also provided legal services to this joint venture entity during the current fiscal year and it is anticipated that it will do so in the future.

Report of the Board of Directors and the Compensation Committee on Executive Compensation

Introduction

The Compensation Committee of Mandalay’s Board of Directors (the “Committee”) was responsible for establishing the policies and procedures relating to the compensation of Mandalay’s executive officers for the fiscal year ended January 31, 2003 (“fiscal 2003”). The Committee also was responsible for decisions relating to the respective levels and forms of their compensation, including the awards made pursuant to Mandalay’s Executive Officers’ Bonus Plan and stock option plans, except as we have otherwise indicated in this report. The individuals who served on the Committee during fiscal 2003 were selected by Mandalay’s Board of Directors from those directors who are “nonemployee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The only individuals who served on the Committee or participated in its deliberations relating to executive compensation during fiscal 2003 were William E. Bannen, M.D. and Michael D. McKee, each of whom served as a member of the Committee for the entire fiscal year. Neither Dr. Bannen nor Mr. McKee has ever been an officer or employee of Mandalay or any subsidiary of Mandalay.

Compensation Policies

The Committee’s principal objective is to promote growth in stockholder value through the establishment and implementation of compensation policies designed to attract, retain and motivate skilled and talented executives. The Committee’s review of the compensation of Mandalay’s executives and the actions taken by the Committee with respect to executive compensation in fiscal 2003 were guided by the following compensation policies:

•	To establish compensation programs designed to attract and retain highly qualified executives;

•	To provide motivation to Mandalay’s executives through compensation that is correlated to the performance of the individual and to the performance of Mandalay;

•	To compensate executives in a manner that rewards both current performance and longer-term performance; and

•	To provide executives with a financial interest in the success of Mandalay similar to the interests of Mandalay’s stockholders.

Fiscal 2003 Compensation

Consistent with the compensation policies of the Committee, the compensation of Mandalay’s executive officers for fiscal 2003 included a combination of salary and bonuses to reward short-term performance. To encourage and reward longer-term performance, our executives are also awarded stock options from time to time but, during fiscal 2003, none of the executive officers was awarded stock options.

The Committee fixed the fiscal 2003 salaries of Michael S. Ensign, Mandalay’s Chairman and Chief Executive Officer, William A. Richardson, Vice Chairman of Mandalay’s Board of Directors, and Glenn W. Schaeffer, Mandalay’s President and Chief Financial Officer, at the respective levels at which they had been fixed for the prior fiscal year, before being reduced as part of the cost-cutting measures implemented in response to the terrorist attacks that occurred on September 11, 2001. The base salary of each of the other named executive officers for fiscal 2003 was fixed by Michael S. Ensign without reference to any specific criteria at a level intended to make such officer’s attainment of a level of total compensation at or above that received for the prior year significantly dependent on the amount of his or her bonus for the year.

The fiscal 2003 target bonus of each executive officer whose total cash compensation could exceed $1 million in fiscal 2003 (including Michael S. Ensign, who is discussed in greater detail under “Compensation of the Chief Executive Officer,” below) was fixed by the Committee at a level equal to his fiscal 2003 base salary. The bonus paid to each of these officers for fiscal 2003 was determined in part under Mandalay’s Executive Officers’ Bonus Plan, which was approved by stockholders on June 15, 2000 (the “Bonus Plan”) and in part at the discretion of the Committee. As determined by the Committee in April 2002, under the Bonus Plan, up to 150% of the target bonus of each executive officer covered by the Bonus Plan could be earned, with one-half based on the level of Mandalay’s cash flow margin for fiscal 2003 compared to the cash flow margins of a predetermined group of Mandalay’s competitors, based on publicly available information (the “cash flow measure of performance”), and one-half based on a comparison of Mandalay’s actual to targeted levels of net revenues for fiscal 2003 (the “net revenues measure of performance”).

Based on Mandalay’s performance during fiscal 2003, as measured by the cash flow measure of performance and the net revenues measure of performance, each of the executive officers eligible to receive a bonus under the Bonus Plan received a bonus equal to 100% of his target bonus.

Based on the Committee’s subjective evaluation of these executives’ respective responsibilities and performances during fiscal 2003 and a comparison of their fiscal 2003 compensation (in the form of salaries and bonuses under the Bonus Plan) to the compensation of the similarly situated executives at other large publicly owned gaming companies, the Committee awarded a discretionary bonus to each of the officers covered by the Bonus Plan in order to more closely align their compensation with their counterparts at comparable gaming companies.

Bonus awards to the executives not covered by the Bonus Plan are currently paid quarterly and in fiscal 2003 were determined by the Chief Executive Officer based on his subjective evaluation of these executives without reference to any specific measure of corporate performance.

In order to retain executives in the competitive environment in which Mandalay operates and to further motivate and encourage their long-term performance on behalf of stockholders, the Committee from time to time awards stock options to Mandalay’s executive officers, including the Chairman of the Board. During fiscal 2003, none of the executive officers were awarded stock options. In arriving at its decision not to grant awards of stock options in fiscal 2003, the Committee considered, among other factors, the number and terms of the stock options held by each of Mandalay’s executives, including the stock options granted during the prior fiscal year. Mandalay’s past performance was not a factor in the Committee’s decision not to grant options to its executive officers during fiscal 2003.

Compensation of the Chief Executive Officer

The compensation of Michael S. Ensign, Mandalay’s Chief Executive Officer who served in that capacity throughout fiscal 2003, consisted of a base salary and bonus which were determined by the Committee. The Committee fixed Mr. Ensign’s salary for fiscal 2003 at the level the Committee had fixed his salary for the prior fiscal year, before it was reduced as part of the cost-cutting measures implemented in response to the terrorist attacks that occurred on September 11, 2001.

Mr. Ensign’s target bonus for fiscal 2003 was fixed by the Committee at a level equal to his fiscal 2003 base salary. The bonus paid to Mr. Ensign for fiscal 2003 was determined in part under the Bonus Plan and in part at the discretion of the Committee. As determined by the Committee in April 2002, under the Bonus Plan, up to 150% of Mr. Ensign’s target bonus could be earned, with one-half based on the level of Mandalay’s cash flow margin for fiscal 2003 compared to the cash flow margins of a predetermined group of Mandalay’s competitors, based on publicly available information (the “cash flow measure of performance”), and one-half based on a comparison of Mandalay’s actual to targeted levels of net revenue for fiscal 2003 (the “net revenue measure of performance”). Based on Mandalay’s performance during fiscal 2003, as measured by the cash flow measure of performance and the net revenue measure of performance, Mr. Ensign received a bonus equal to 100% of his target bonus.

Based on the Committee’s subjective evaluation of Mr. Ensign’s responsibilities and performance during fiscal 2003 and a comparison of his fiscal 2003 compensation (in the form of his salary and his bonus under the Bonus Plan) to the compensation of the similarly situated executives at other large publicly owned gaming companies, the Committee awarded Mr. Ensign a discretionary bonus of $750,000 in order to more closely align his compensation with his counterparts at comparable gaming companies.

To encourage and reward Mr. Ensign’s long-term performance on behalf of Mandalay’s stockholders, the Committee from time to time awards him options to purchase shares of Mandalay common stock. During fiscal 2003, no stock options were awarded to Mr. Ensign. In arriving at this decision, the Committee considered, among other factors, the number and terms of the stock options held by Mr. Ensign, including the stock options granted to him during the prior fiscal year. Mandalay’s past performance was not a factor in the Committee’s decision.

Policy Regarding Deductibility of Compensation for Tax Purposes-Compliance with Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation over $1 million paid to its chief executive officer or to any of its four other most highly compensated executive officers. Performance-based compensation will not be subject to the deduction limitation if certain requirements set forth in the Code and applicable Treasury Regulations are met. The Committee’s policy is generally to structure the performance-based portion of the compensation for those executive officers whose compensation might be subject to the limitations of Code Section 162(m) so as to permit all of the compensation paid to those executives to be allowed as a deduction. To this end, the terms for the bonuses that might be paid to those officers whose fiscal 2003 compensation might be subject to the Section 162(m) limitation were established under the Bonus Plan to meet the requirements of Section 162(m). During the course of the Committee’s year-end review of fiscal 2003 relating to its certification of the bonuses payable under the Bonus Plan, the Committee concluded that those bonuses, when added to the salaries of the participants under the Bonus Plan, did not, in the Committee’s judgment, adequately compensate those executives. Accordingly, the Committee awarded the discretionary bonuses described above, notwithstanding the fact that a portion of these bonuses, would not be deductible under Section 162(m). With the exception of the discretionary bonus paid to Mr. Ensign, and a portion of the discretionary bonuses paid to Messrs. Schaeffer and Richardson (in each case, the amount by which the sum of the recipient’s discretionary bonus and his fiscal 2003 salary exceeds $1 million), all of the compensation paid to Mandalay’s officers for fiscal 2003 is fully deductible compensation under Section 162(m) of the Code.

As a general rule, the Committee intends to continue to structure the compensation of Mandalay’s executives to permit the compensation paid to these individuals to be allowed as a deduction for federal income tax purposes. But, we may choose to provide compensation that is not deductible in order to retain or to secure the services of key executives, when we determine that such action is appropriate to more closely align the compensation of Mandalay’s executives with their counterparts at comparable gaming companies, or when we otherwise determine that it is in the best interest of Mandalay to do so.

Compensation Committee William E. Bannen, Chairman Michael D. McKee	Board of Directors Michael S. Ensign, Chairman William E. Bannen Arthur H. Bilger Michael D. McKee Rose McKinney-James Donna B. More Harold J. Phillips William A. Richardson Glenn W. Schaeffer

Compensation Committee Interlocks and Insider Participation

The only individuals who served as members of Mandalay’s Compensation Committee during the fiscal year ended January 31, 2003 are the committee’s current members, William E. Bannen and Michael D. McKee, each of whom served for all of fiscal 2003. Neither member of the Compensation Committee is an officer or other employee, or former officer, of Mandalay or any subsidiary of Mandalay.

The only individual who served on the Board of Directors during the fiscal year ended January 31, 2003 and participated in the determination of the compensation of Mandalay’s executive officers for such fiscal year while also serving as an officer or employee of Mandalay was Michael S. Ensign. See “Report of the Board of Directors and the Compensation Committee on Executive Compensation.” Mr. Ensign served as Mandalay’s Chief Executive Officer and as its Chief Operating Officer for all of fiscal 2003. Glenn W. Schaeffer, who served as Mandalay’s President, Chief Financial Officer and Treasurer for all of fiscal 2003, and William A. Richardson, who served as Mandalay’s Vice Chairman of the Board for all of fiscal 2003, did not participate in deliberations concerning the compensation of Mandalay’s executive officers for fiscal 2003.

During the fiscal year ended January 31, 2003, certain of our subsidiaries provided services to Generation 2000 LLC, a Nevada limited liability company (“Generation 2000”) whose members are certain of the children and grandchildren of Michael S. Ensign and William A. Richardson, our Chairman of the Board and Vice Chairman of the Board, respectively. For such services, we were paid $6,460, representing our cost of providing the services. During such fiscal year, some of our subsidiaries also sold to Generation 2000 used slot machines for which we were paid $53,914. Based on the three bids we obtained from unrelated third parties for each type of machine we sold to Generation 2000, we believe the consideration paid for the machines was at least as favorable as could have been obtained from an unrelated third party. The transactions were reviewed and approved by the Audit Committee of our Board of Directors.

Report of the Audit Committee

The Audit Committee oversees Mandalay’s financial reporting process on behalf of the Board of Directors. Each member of the Audit Committee, which acts pursuant to an Audit Committee Charter approved by Mandalay’s Board of Directors, qualifies as an “independent” director under the current listing standards of the New York Stock Exchange.

The Audit Committee’s job is one of oversight. It is not the duty of the Audit Committee to prepare Mandalay’s financial statements, plan or conduct audits or determine that Mandalay’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Financial management (including the internal auditing function) of Mandalay is responsible for preparing the financial statements and maintaining internal controls and Mandalay’s independent auditor is responsible for the audit of the annual financial statements and rendering an opinion as to whether those statements were prepared in conformity with generally accepted accounting principles. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to Mandalay’s financial statements or any professional certification as to the outside auditor’s work.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Mandalay’s audited financial statements for the fiscal year ended January 31, 2003. The Audit Committee has discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by

Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of Mandalay’s financial statements. The Audit Committee has received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from Mandalay and its related entities, and has discussed with Deloitte & Touche LLP their independence from Mandalay. The Audit Committee has also considered whether the performance of the nonaudit services performed for Mandalay by Deloitte & Touche LLP during the fiscal year ended January 31, 2003 is compatible with maintaining that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Mandalay’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2003.

Audit Committee

Michael D. McKee, Chairman

William E. Bannen

Arthur H. Bilger

Harold J. Phillips

Comparative Stock Price Performance Graph

This graph compares the cumulative total return (assuming reinvestment of dividends) from January 31, 1998 to January 31, 2003 for (i) our common stock, (ii) the Dow Jones Industry Group (Casinos), which we refer to as the “Casino Group,” and (iii) the Standard & Poor’s 500 Composite Stock Index, which we refer to as the “S&P 500 Index.” The graph assumes the investment of $100 on January 31, 1998 in each of our common stock, the stocks comprising the Casino Group and the stocks comprising the S&P 500 Index.

Stock Ownership of Certain Beneficial Owners and Management

Certain Beneficial Owners

The following table shows how much of our common stock is beneficially owned by each person known to us to be the beneficial owner of more than 5% of Mandalay’s common stock. This information is as of April 28, 2003, unless we have indicated otherwise.

Name and Address	Number of Shares Beneficially Owned	Approximate Percentage of Class

Michael S. Ensign	7,066,666(1)	11.51%
3950 Las Vegas Blvd. South
Las Vegas, Nevada 89119

William A. Richardson	7,066,666(2)	11.51%
3950 Las Vegas Blvd. South
Las Vegas, Nevada 89119

Capital Research and Management Company	4,112,400(3)	6.93%
333 South Hope Street
Los Angeles, California 90071

FMR Corp.	3,146,807(4)	5.30%
Fidelity Management & Research Company
Edward C. Johnson III
Abigail P. Johnson
82 Devonshire Street
Boston, Massachusetts 02109

Hotchkis and Wiley Capital Management, LLC	3,282,368(5)	5.53%
725 South Figueroa Street, 39th Floor
Los Angeles, California 90017-5439

(1)  Includes 5,000,000 shares as to which Mr. Ensign has sole voting and dispositive power and 2,066,666 shares which he may acquire pursuant to currently exercisable stock options.

(2)  Includes 5,000,000 shares as to which Mr. Richardson has sole voting and dispositive power and 2,066,666 shares which he may acquire pursuant to currently exercisable stock options.

(3)  This is the number of shares beneficially owned by Capital Research and Management Company, as reported in its Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2003. In such filing, sole dispositive power was reported as to all of the shares.

(4)  This is the number of shares beneficially owned by FMR Corp., Edward C. Johnson III and Abigail P. Johnson, as reported in their Schedule 13G/A filed with the Securities and Exchange Commission on November 12, 2002. In such filing, FMR Corp. is reported to have sole voting power as to 1,637 of the shares and sole dispositive power as to all of the shares, and Edward C. Johnson III, the Chairman of FMR Corp., is also reported to have sole dispositive power as to 3,145,170 of the shares that are beneficially owned by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp.

(5)  This is the number of shares beneficially owned by Hotchkis and Wiley Capital Management, LLC, as reported in its Schedule 13G filed with the Securities and Exchange Commission on February 10, 2003. In this filing, sole voting power was reported as to 2,456,468 of the shares and sole dispositive power was reported as to 3,126,468 of the shares.

Management

The following table shows how much of our common stock is beneficially owned by each director of Mandalay, each executive officer of Mandalay who is named in the Summary Compensation Table on page 11, and by all of Mandalay’s directors and executive officers as a group. The information in the table below is as of April 28, 2003. The “aggregate number of shares beneficially owned” listed in the second column includes the number of shares listed in the third column.

Name	Aggregate Number of Shares Beneficially Owned(1)	Right to Acquire Within 60 days (Number of Shares)	Approximate Percentage of Class

Michael S. Ensign	7,066,666	2,066,666	11.51

William A. Richardson	7,066,666	2,066,666	11.51

Glenn W. Schaeffer	897,395	450,000	1.50

Yvette E. Landau	156,026	156,000	*

Les Martin	61,686	60,667	*

William E. Bannen	77,500	56,000	*

Arthur H. Bilger	82,000	81,000	*

Michael D. McKee	85,100	81,000	*

Rose McKinney-James	18,334	18,334	*

Donna B. More	56,000	56,000	*

Harold J. Phillips	—	—	*

All directors and executive officers	15,567,373	5,092,333	24.16
as a group (10 persons)

*  Less than one percent.

(1)  With the exception of Michael D. McKee, who shares with his wife the voting and dispositive power with respect to the shares he owns, the individuals and group named in the table have sole voting and investment power with respect to the shares they own.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based on our review of the copies of these reports and written representations received from reporting persons, we believe that all filings required to be made by the reporting persons for the period from February 1, 2002 through January 31, 2003 were made on a timely basis.

General

Availability of Form 10-K and Annual Report to Stockholders

Rules of the Securities and Exchange Commission require us to provide our Annual Report to Stockholders for fiscal 2003 to each stockholder who receives this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended January 31, 2003 (not including documents incorporated by reference), are available without charge to stockholders upon written request to Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: Chief Financial Officer.

Internet Website Access to Our Periodic Reports

Mandalay makes available, free of charge, through its Internet website (www.mandalayresortgroup.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission.

Stockholder Proposals

To be considered for inclusion in next year’s proxy statement, a stockholder proposal must be in writing and received by us no later than January 20, 2004. If a stockholder proposal to be considered at next year’s meeting, but not included in the proxy statement, is not received by us on or before April 5, 2004, the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal. All proposals should be submitted in writing to Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: General Counsel.

A form of proxy is enclosed for your use. Please complete, date, sign and return the proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States. A prompt return of your proxy will be appreciated.

By Order of the Board of Directors

Michael S. Ensign

Chairman of the Board

Las Vegas, Nevada

May 15, 2003

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<    DETACH AND RETAIN THIS ADMISSION TICKET    <

ADMISSION TICKET

MANDALAY RESORT GROUP

2003 Annual Meeting

Thursday, June 26, 2003

10:30 A.M., Las Vegas time

STOCKHOLDER NAME(S):

(PLEASE PRINT)

STOCKHOLDER ADDRESS:

If you plan to attend the Annual Meeting of Stockholders, please so indicate by marking the appropriate box on your proxy card. The meeting will be held in the Islander Ballroom at Mandalay Bay Resort & Casino, 3950 Las Vegas Boulevard South, Las Vegas, Nevada. Space limitations make it necessary to limit attendance to stockholders. Registration will begin at 8:30 A.M., Las Vegas time. “Street name” holders will need to bring a copy of a brokerage statement reflecting stock ownership as of April 28, 2003. You are cordially invited to attend a brunch, which will be held in the Islander Ballroom, beginning at 8:30 A.M., Las Vegas time.

This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.

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<    DETACH AND RETAIN THIS ADMISSION TICKET    <

ADMISSION TICKET

2003 Annual Meeting

of

MANDALAY RESORT GROUP

Agenda

1.	To elect three directors;

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors to examine and report on the Company’s financial statements for the fiscal year ending January 31, 2004; and

3.	To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

(See Reverse Side)

ADMISSION TICKET

2003 Annual Meeting

Thursday, June 26, 2003

10:30 A.M., Las Vegas time

If you plan to attend the Annual Meeting of Stockholders, please so indicate by marking the appropriate box on the attached proxy card. The meeting will be held in the Islander Ballroom at Mandalay Bay Resort & Casino, 3950 Las Vegas Boulevard South, Las Vegas, Nevada. Space limitations make it necessary to limit attendance to stockholders. Registration will begin at 8:30 A.M., Las Vegas time. “Street name” holders will need to bring a copy of a brokerage statement reflecting stock ownership as of April 28, 2003. You are cordially invited to attend a brunch, which will be held in the Islander Ballroom, beginning at 8:30 A.M., Las Vegas time.

This admission ticket should not be returned with your proxy but should be retained and brought with you to the annual meeting.

Mandalay Resort Group 3950 Las Vegas Boulevard South Las Vegas, Nevada
proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MANDALAY RESORT GROUP.

The undersigned, a stockholder of Mandalay Resort Group (the “Company”), a Nevada corporation, hereby appoints Michael S. Ensign and Yvette E. Landau, and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held in the Islander Ballroom at Mandalay Bay Resort & Casino, 3950 Las Vegas Boulevard South, Las Vegas, Nevada, on Thursday, June 26, 2003 at 10:30 A.M., Las Vegas time, or at any adjournment or adjournments thereof, with respect to all shares of the Company’s Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the matters shown on the reverse side.

This proxy when properly executed will be voted as specified on the reverse side. If no specification is made, this proxy will be voted FOR each nominee for director named on the reverse side and FOR ratification of the appointment of Deloitte & Touche LLP.

See reverse for voting instructions.

Agenda For 2003 Annual Meeting

1.	To elect three directors;

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors to examine and report on the financial statements for the fiscal year ending January 31, 2004; and

3.	To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Mandalay Resort Group, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR Each Nominee Listed Below and FOR Proposal 2.

1.	Election of three directors:	01 Michael S. Ensign 02 Glenn W. Schaeffer 03 Michael D. McKee	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the appointment of Deloitte & Touche LLP as independent auditors to examine and report on the Company’s financial statements for the fiscal year ending January 31, 2004.			☐ For ☐ Against ☐ Abstain

3.	In the discretion of the proxies on any other matters that may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH NOMINEE LISTED ABOVE AND FOR PROPOSAL 2.
Address Change? Mark Box ☐ Indicate changes below:	I/we plan to attend the Annual Meeting ☐
Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.